                                                                    Exhibit 4.11

DRAFT: 25/02/03

THIS AGREEMENT is made on [6th March], 2003

BETWEEN

(1) PERMANENT FINANCING (NO. 2) PLC (registered number 4623188), a public limited company incorporated under the laws of England and Wales whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the "SECOND ISSUER");

(2) PERMANENT PECOH LIMITED (registered number 4267666), a private limited company incorporated under the laws of England and Wales whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the "POST-ENFORCEMENT CALL OPTION HOLDER");

(3) U.S. BANK NATIONAL ASSOCIATION, a Massachusetts trust company organised under the laws of the Commonwealth of Massachusetts, United States of America, acting through its office at 225 Franklin Street, Boston, Massachusetts 02110(in its capacity as the Security Trustee); and

(4) U.S. BANK NATIONAL ASSOCIATION, a Massachusetts trust company organised under the laws of the Commonwealth of Massachusetts, United States of America, acting through its office at 225 Franklin Street, Boston, Massachusetts 02110 (in its capacity as the Note Trustee).

IT IS HEREBY AGREED AS FOLLOWS:

1.   INTERPRETATION

     The Amended and Restated Master Definitions and Construction Schedule and the Second Issuer Master Definitions and Construction Schedule, both signed for the purposes of identification by Allen & Overy and Sidley Austin Brown & Wood on [5th March], 2003 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule and the Second Issuer Master Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Amended and Restated Master Definitions and Construction Schedule and the Second Issuer Master Definitions and Construction Schedule. In the event of a conflict between the Amended and Restated Master Definitions and Construction Schedule and the Second Issuer Master Definitions and Construction Schedule, the Second Issuer Master Definitions and Construction Schedule shall prevail.

2.   OPTION

2.1 In the event that the Second Issuer Security is enforced and, after payment of all other claims ranking in priority to the Class B Second Issuer Notes or the Class C Second Issuer Notes (as the case may be) under the Second Issuer Deed of Charge, the remaining proceeds of such enforcement are insufficient to pay in full all principal and interest and other amounts whatsoever due in respect of the Class B Second Issuer Notes or the Class C Second Issuer Notes (as the case may be) and all other claims ranking pari passu therewith, then the Class B Second Issuer Noteholders or the Class C Second Issuer Noteholders (as the case may be) shall, upon the Second Issuer Security having been enforced and realised to the maximum possible extent as certified by the Security Trustee, be forthwith entitled to their respective shares of such remaining proceeds (as determined in accordance with the provisions of the Second Issuer Deed of Charge) and the date upon which payment to each Class B Second Issuer Noteholder or Class C Second Issuer Noteholder (as the case may be) is made shall be called the "OPTION EXERCISE DATE".

2.2 The Note Trustee hereby grants, and the Second Issuer hereby acknowledges, an option (the "OPTION"), under which the Note Trustee has no personal liability, exercisable by the Post-Enforcement Call Option Holder (or by any designated subsidiary of the Post-Enforcement Call Option Holder, to be designated by notice from the Post-Enforcement Call Option Holder to the Note Trustee and the Security Trustee at the discretion of the Post-Enforcement Call Option Holder (the "DESIGNATED SUBSIDIARY")) permitting the Post-Enforcement Call Option Holder (or any Designated Subsidiary) to acquire at any time on or after the Option Exercise Date all (but not some only) of the Relevant Second Issuer Notes (as defined below) outstanding as at the Option Exercise Date, together with accrued interest thereon ("RELEVANT SECOND ISSUER NOTES" being for the purposes of this Agreement, all the Class B Second Issuer Notes and all the Class C Second Issuer Notes).

2.3 The Option shall be exercised by the Post-Enforcement Call Option Holder (or the Designated Subsidiary) by notice from the Post-Enforcement Call Option Holder (or the Designated Subsidiary) to the Note Trustee, the Security Trustee and the Second Issuer Noteholders in accordance with CONDITION 14.

3.   CONSIDERATION

     The Post-Enforcement Call Option Holder (or the Designated Subsidiary) shall pay to the Second Issuer Noteholders in respect of the exercise of the Option, the sum of one pence sterling, one euro cent or one dollar cent (as appropriate) in respect of each Class B Second Issuer Note and each Class C Second Issuer Note then outstanding.

4.   ACKNOWLEDGEMENT

     Each of the Security Trustee and Note Trustee acknowledges that the Class B Second Issuer Notes and the Class C Second Issuer Notes are to be issued subject to the Option and the Note Trustee hereby grants the Option but does so entirely without warranty, responsibility or liability as to its effectiveness or otherwise on the part of the Note Trustee to the Second Issuer Noteholders or any other person. In accordance with the Conditions, each of the relevant Second Issuer Noteholders, by subscribing for or purchasing the Class B Second Issuer Notes or the Class C Second Issuer Notes (as the case may be), shall, upon subscription or purchase, be deemed to have agreed to be bound by and, to the extent necessary, to have ratified the granting of the Option.

5.   NOTICES

     Save as otherwise provided herein, any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a London Business Day or on the next London Business Day if delivered thereafter or on a day which is not a London Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

     (a) in the case of the Second Issuer to: Permanent Financing (No. 2) PLC, Blackwell House, Guildhall Yard, London EC2V 5AE (facsimile number
          (020) 7556 0975) for the attention of the Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (020) 7574 8784) for the attention of Head of Capital Markets and Securitisation;

     (b) in the case of the Post-Enforcement Call Option Holder to: Permanent PECOH Limited, Blackwell House, Guildhall Yard, London EC2V 5AE (facsimile number (020) 7556 0975) for the attention of the Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (020) 7574 8784) for the attention of Head of Capital Markets and Securitisation;

     (c) in the case of the Security Trustee to: U.S. Bank National Association, 1 Federal Street, 3rd Floor, Boston, Massachusetts 02110, (facsimile number + 1 (617) 603 6638) for the attention of Corporate Trust Services ; and

     (d) in the case of the Note Trustee to: U.S. Bank National Association, 1 Federal Street, 3rd Floor, Boston, Massachusetts 02110, (facsimile number + 1 (617) 603 6638) for the attention of Corporate Trust Services, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this CLAUSE 5.

6.   EXCLUSION OF THIRD PARTY RIGHTS

     A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

7.   COUNTERPARTS

     This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

8.   GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, English law.

9.   SUBMISSION TO JURISDICTION

     Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

IN WITNESS whereof the parties hereto have executed this Agreement on the day and year first before written.

                                   SIGNATORIES

SECOND ISSUER

SIGNED by                                               )
for and on behalf of                                    )
PERMANENT FINANCING (NO. 2) PLC                         )



POST-ENFORCEMENT CALL OPTION HOLDER

SIGNED by                                               )
for and on behalf of                                    )
PERMANENT PECOH LIMITED                                 )



SECURITY TRUSTEE

SIGNED by                                               )
for and on behalf of                                    )
U.S. BANK NATIONAL ASSOCIATION                          )



NOTE TRUSTEE

SIGNED by                                               )
for and on behalf of                                    )
U.S. BANK NATIONAL ASSOCIATION                          )

                             DATED [6TH MARCH], 2003







                         PERMANENT FINANCING (NO. 2) PLC
                                as Second Issuer


                                       and


                             PERMANENT PECOH LIMITED
                     as Post-Enforcement Call Option Holder


                                       and


                         U.S. BANK NATIONAL ASSOCIATION
                      as Security Trustee and Note Trustee








              ____________________________________________________

              SECOND ISSUER POST-ENFORCEMENT CALL OPTION AGREEMENT
              ____________________________________________________






                                  ALLEN & OVERY
                                     London
                                  ICM:638890.4

                                    CONTENTS

CLAUSE                                                                      PAGE
------                                                                      ----
1.   Interpretation.......................................................... 1
2.   Option.................................................................. 1
3.   Consideration........................................................... 2
4.   Acknowledgement......................................................... 2
5.   Notices................................................................. 2
6.   Exclusion of Third Party Rights......................................... 3
7.   Counterparts............................................................ 3
8.   Governing Law........................................................... 3
9.   Submission to Jurisdiction.............................................. 3

SIGNATORIES.................................................................. 4